Exhibit 99.1

FMC Corporation Announces Second Quarter Earnings per Share of $0.61

PHILADELPHIA, July 29, 2003—FMC Corporation (NYSE: FMC) today reported second quarter 2003 net income of $0.61 per share on a diluted basis versus $0.57 per share reported in the second quarter of 2002. Second quarter revenue of $510.0 million was up 6 percent as compared with $482.4 million in the prior-year period. Net income of $21.7 million increased from $19.2 million in the year-earlier period. Net income in the year-earlier period included restructuring and other charges of $4.6 million after-tax, or $0.14 per share on a diluted basis, resulting from severance and other expenses within Industrial Chemicals and Corporate.

According to William G. Walter, FMC chairman, president and chief executive officer: “We delivered good results in the quarter exceeding our own expectations. Agricultural Products and Specialty Chemicals generated strong growth in operating profit resulting in part from our efforts to focus these businesses on higher value markets. This growth, however, was partially offset by poor performance in Industrial Chemicals. Weak demand and overcapacity, particularly in phosphorus chemicals, continue to depress prices and profitability in this segment. We are actively addressing these issues through our own cost reduction programs, and Astaris has nearly completed a strategic review of its portfolio with any subsequent restructuring actions likely to follow in the second half of 2003. Importantly, we continue to make progress in our corporate commitments to improve cash flow through working capital and capital spending reductions.”

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Revenue in Agricultural Products was $174.7 million, essentially flat versus the prior-year quarter. In North America, the unfavorable impacts of lower row crop pest pressures, delayed herbicide applications in crop protection markets and distributor channel inventory reductions were slightly offset by strong sales in the professional, turf and ornamental markets. In Latin America, higher sales were driven by an overall improvement in Brazil’s market conditions. Segment earnings of $27.2 million before interest and taxes (“Earnings”) were up 15 percent from the second quarter of 2002 due to a more profitable sales mix and more efficient plant operations.

Revenue in Specialty Chemicals was $138.8 million, an increase of 11 percent from the prior-year quarter. In the BioPolymer business, higher microcrystalline cellulose demand in the pharmaceutical market and favorable foreign currency drove sales higher. In the lithium business, strong sales growth resulted from higher butyllithium sales into the pharmaceutical synthesis market as well as increased cathode material and metal sales into the battery market. Segment earnings of $30.0 million were up 24 percent from the second quarter of 2002. Earnings increased due to higher sales and improved productivity.

Revenue in Industrial Chemicals was $197.4 million, an increase of 7 percent from the prior-year quarter. In the alkali business, an unfavorable product mix and lower average export prices for soda ash, drove sales lower. In the peroxygens business, sales were down slightly due to lower hydrogen peroxide volumes into the pulp market. At Foret, improved phosphate volumes, higher peroxygen selling prices and volumes and favorable foreign currency translation, all drove sales higher. Segment earnings were $7.5 million, down $4.7 million compared with the second quarter of 2002. Lower earnings were largely the result of weaker affiliate earnings from Astaris as well as lower alkali sales. Weaker affiliate earnings from Astaris were the result of the absence of a power resale contract as well as decreased selling prices due to ongoing competitive rivalry and excess capacity.

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Corporate expense was $9.6 million, a slight increase from the second quarter of 2002. Interest expense, net, was $23.4 million, up significantly from $17.0 million in the prior-year period due to higher interest rates following the October 2002 refinancing. On June 30, 2003, gross consolidated debt was $1,289.9 million, and debt, net of cash, was $934.6 million. For the quarter, depreciation and amortization was $30.9 million, and capital expenditures were $21.9 million.

Six Month Results

Revenue was $944.0 million, an increase of 3 percent as compared with $916.6 million in the prior-year period. Net income was $23.6 million, a decrease of 16 percent from $28.2 million in the year-earlier period. Net income in the year-earlier period included restructuring and other charges of $8.8 million after-tax for restructuring within Agricultural Products, Industrial Chemicals and Corporate.

Revenue in Agricultural Products was $303.2 million, essentially flat versus the prior-year period. North American sales into the crop protection market decreased due to lower pest pressure than the year-earlier period and distributor channel inventory reductions; these sales were offset by strong sales into the professional, turf and ornamental markets and higher Latin American herbicide sales. Segment earnings were $32.5 million, an increase of 8 percent from the first half of 2002 due to improved product mix.

Revenue in Specialty Chemicals was $265.7 million, an increase of 11 percent from the prior-year period. Higher BioPolymer and lithium sales into the pharmaceutical market, increased cathode material and metal sales into the battery market and favorable foreign currency were partially offset by lower sales into the food ingredients market and weaker specialty organic sales in the lithium business. Segment earnings were $54.4 million, an increase of 28 percent from the first half of 2002 due to higher sales and improved productivity.

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Revenue in Industrial Chemicals was $377.2 million, nearly flat with the prior-year period. Lower alkali and peroxygen sales were offset by favorable foreign currency translation at Foret. Segment earnings were $17.3 million, down 51 percent compared with the first half of 2002. Lower earnings were largely the result of weaker affiliate earnings from Astaris as well as lower alkali and peroxygen sales. Weaker affiliate earnings from Astaris were primarily the result of the absence of a power resale contract and decreased selling prices.

Corporate expense was $16.9 million, down from $19.3 million in the first half of 2002 due primarily to the absence of transition costs associated with the spin-off of FMC Technologies, Inc. Interest expense, net, was $48.7 million, up significantly from $32.4 million in the prior-year period. For the first half of 2003, depreciation and amortization was $61.4 million, and capital expenditures were $39.0 million.

Outlook

Regarding outlook and earnings guidance, Walter added: “We remain confident about the earnings outlook for the full year. We have narrowed our range for 2003 earnings expectations to $1.80-$1.90 per share before any restructuring or special items that may occur within Industrial Chemicals. We expect sequentially stronger second half earnings, which are implied in this guidance, to be driven by continued growth in Agricultural Products, lower interest expense and improvement in Industrial Chemicals, resulting largely from cost savings and operating efficiencies. Earnings in Specialty Chemicals will be lower in the second half of the year as the pharmaceutical campaigns, which drove first half lithium growth, have drawn to a close. For the third quarter, we expect earnings on the same basis to be in the range of $0.45-$0.50 per share and fourth quarter earnings to be even stronger.”

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Additional details on the Company’s outlook and guidance can be found in the Outlook Statement available on the web at http://ir.fmc.com on the Conference Call page.

FMC Corporation is a diversified chemical company serving agricultural, industrial and consumer markets globally for more than a century with innovative solutions, applications and quality products. The company employs approximately 5,500 people throughout the world. The company divides its businesses into three segments: Agricultural Products, Specialty Chemicals and Industrial Chemicals.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation’s 2002 Form 10-K and other SEC filings. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

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FMC will conduct its second quarter conference call at 11:00 a.m. Eastern Daylight Time (EDT) on July 30, 2003. This event will be available live and as a replay on the web at http://ir.fmc.com.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenue	$510.0	$482.4	$944.0	$916.6
Cost of sales or services	370.7	353.1	695.9	680.1
Selling, general and administrative expenses	60.3	57.7	117.1	115.5
Research and development expenses	22.0	20.4	42.1	41.0
Restructuring and other charges	—	7.4	—	14.4

Total costs and expenses	453.0	438.6	855.1	851.0

Income from operations	57.0	43.8	88.9	65.6
Equity in loss (earnings) of affiliates	5.2	3.1	8.7	(1.0)
Minority interests	0.4	0.6	1.1	1.1
Interest expense, net	23.4	17.0	48.7	32.4

Income from continuing operations before income taxes	28.0	23.1	30.4	33.1
Provision for income taxes	6.3	3.9	6.8	4.9

Net income	$21.7	$19.2	$23.6	$28.2

Basic earnings per common share	$0.62	$0.59	$0.67	$0.88

Average number of shares used in basic earnings per share computations	35.2	32.6	35.2	32.1

Diluted earnings per common share	$0.61	$0.57	$0.66	$0.85

Average number of shares used in diluted earnings per share computations	35.5	33.6	35.6	33.0

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

EXCLUDING RESTRUCTURING AND OTHER CHARGES (NON-GAAP)*

(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenue	$510.0	$482.4	$944.0	$916.6
Cost of sales or services	370.7	353.1	695.9	680.1
Selling, general and administrative expenses	60.3	57.7	117.1	115.5
Research and development expenses	22.0	20.4	42.1	41.0

Total costs and expenses	453.0	431.2	855.1	836.6
Income from operations	57.0	51.2	88.9	80.0
Equity in loss (earnings) of affiliates	5.2	3.1	8.7	(1.0)
Minority interests	0.4	0.6	1.1	1.1
Interest expense, net	23.4	17.0	48.7	32.4

Income from continuing operations before income taxes, excluding restructuring and other charges	28.0	30.5	30.4	47.5
Provision for income taxes	6.3	6.7	6.8	10.5

After-tax income, excluding restructuring and other charges	$21.7	$23.8	$23.6	$37.0

Basic after-tax income per share, excluding restructuring and other charges	$0.62	$0.73	$0.67	$1.15

Average number of shares used in basic earnings per share computations	35.2	32.6	35.2	32.1

Diluted after-tax income per share, excluding restructuring and other charges	$0.61	$0.71	$0.66	$1.12

Average number of shares used in diluted earnings per share computations	35.5	33.6	35.6	33.0

*	The Company believes that the Non-GAAP financial measure “After-tax income, excluding restructuring and other charges,” and its presentation on a per share basis, provides useful information about the Company’s operating results to investors and securities analysts. The Company also believes that excluding the effect of restructuring and other charges from operating results allows management and investors to more easily compare the financial performance of its underlying businesses from period to period.

See attachment 3 of 6 for the reconciliation of Non-GAAP financial measures to GAAP financial results.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NET INCOME (GAAP) TO AFTER-TAX INCOME

EXCLUDING RESTRUCTURING AND OTHER CHARGES (NON-GAAP)

(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net income (GAAP)	$21.7	$19.2	$23.6	$28.2
Restructuring and other charges	—	7.4	—	14.4
Tax effect of restructuring and other charges	—	(2.8)	—	(5.6)

After-tax income, excluding restructuring and other charges (Non-GAAP)	$21.7	$23.8	$23.6	$37.0

Diluted after-tax income per share (GAAP)	$0.61	$0.57	$0.66	$0.85
Diluted restructuring and other charges per share	—	0.22	—	0.44
Diluted tax effect of restructuring and other charges per share	—	(0.08)	—	(0.17)

Diluted after-tax income per share, excluding restructuring and other charges (Non-GAAP)	$0.61	$0.71	$0.66	$1.12

Average number of shares used in diluted earnings per share computations	35.5	33.6	35.6	33.0

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

INDUSTRY SEGMENT DATA

(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenue
Agricultural Products	$174.7	$173.8	$303.2	$304.9
Specialty Chemicals	138.8	124.6	265.7	240.4
Industrial Chemicals	197.4	185.3	377.2	373.6
Eliminations	(0.9)	(1.3)	(2.1)	(2.3)

	$510.0	$482.4	$944.0	$916.6

Income from continuing operations before income taxes
Agricultural Products	$27.2	$23.7	$32.5	$30.0
Specialty Chemicals	30.0	24.2	54.4	42.4
Industrial Chemicals	7.5	12.2	17.3	35.3

Segment operating profit	64.7	60.1	104.2	107.7
Corporate	(9.6)	(9.3)	(16.9)	(19.3)
Other expense, net	(2.3)	(1.9)	(5.2)	(5.4)

Operating profit from continuing operations before restructuring and other charges and interest expense, net and affiliate interest expense	52.8	48.9	82.1	83.0
Restructuring and other charges(a)	—	(7.4)	—	(14.4)
Interest expense, net	(23.4)	(17.0)	(48.7)	(32.4)
Affiliate interest expense(b)	(1.4)	(1.4)	(3.0)	(3.1)

Income from continuing operations before income taxes	$28.0	$23.1	$30.4	$33.1

(a)	Restructuring and other charges for the three months ended June 30, 2002 related to Industrial Chemicals ($2.2 million) and Corporate ($5.2 million). Restructuring and other charges for the six months ended June 30, 2002 related to Industrial Chemicals ($5.6 million), Agricultural Products ($2.4 million) and Corporate ($6.4 million).

(b)	FMC’s share of interest expense of the phosphorus joint venture. The equity in (earnings) loss of the phosphorus joint venture is included in Industrial Chemicals.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and preliminary, in millions)

	June 30, 2003	December 31, 2002
Cash and cash equivalents	$93.7	$89.6
Restricted cash	261.6	274.6
Trade receivables, net	487.6	462.2
Inventories	188.9	178.8
Other current assets	185.5	170.5

Total current assets	1,217.3	1,175.7

Property, plant and equipment, net	1,090.2	1,075.5
Goodwill	144.7	129.7
Deferred income taxes	294.9	297.9
Other long-term assets	223.2	193.2

Total assets	$2,970.3	$2,872.0

Short-term debt	$32.0	$64.3
Current portion of long-term debt	148.6	166.8
Accounts payable, trade and other	239.4	286.5
Guarantees of vendor financing	31.1	18.2
Other current liabilities	361.8	338.8

Total current liabilities	812.9	874.6

Long-term debt	1,109.3	1,035.9
Long-term liabilities	547.2	555.5
Stockholders’ equity	500.9	406.0

Total liabilities and stockholders’ equity	$2,970.3	$2,872.0

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited and preliminary, in millions)

	Six months ended June 30,
	2003	2002
Cash provided (required) by operating activities	16.5	(40.6)

Cash required by discontinued operations	(8.1)	(19.7)
Cash provided (required) by investing activities:
Capital spending	(39.0)	(35.3)
Financing commitments to Astaris	(26.1)	(12.6)
Other investing activities	2.0	(0.6)

	(63.1)	(48.5)

Cash provided (required) by financing activities:
Net borrowings under uncommitted credit facilities	75.0	102.0
Decrease in short-term debt and commercial paper	(32.3)	(3.7)
Repayment of long-term debt, net of increased borrowings	(20.8)	(63.7)
Accounts receivable sold	—	5.0
Proceeds from equity offering	—	101.3
Other financing activities	27.9	(6.2)

	49.8	134.7

Effect of exchange rate changes on cash	9.0	1.0

Increase in cash and cash equivalents	4.1	26.9
Cash and cash equivalents, beginning of year	89.6	23.4

Cash and cash equivalents, end of period	93.7	50.3